SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  April 23, 1997


                         Connecticut Energy Corporation
               (Exact Name of Registrant as Specified in Charter)


        Connecticut                 1-8369              06-0869582
(State or Other Jurisdiction      (Commission          (IRS Employer
     of Incorporation)             File Number)     Identification No.)


855 Main Street, Bridgeport, Connecticut                  06604
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code  (800) 760-7776


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        (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events
         ------------

  On April 23, 1997, the registrant (the "Company") filed Form S-3 for the registration of 1,750,000 additional shares of Common Stock, par value $1.00 per share. The following is a description of the registrant's Common Stock as provided in its Registration Statement:

  The outstanding Common Stock of the Company is, and the Common Stock offered hereby when issued and paid for will be, fully paid and non-assessable. The following summary description of certain provisions of the Company's Amended and Restated Certificate of Incorporation (the "Company's Certificate") does not purport to be complete and is qualified in its entirety by reference to said provisions.

  The Company's Certificate authorizes 20,000,000 shares of Common Stock having a par value of $1 per share, with 9,126,937 shares issued and outstanding on April 1, 1997. The Company's Certificate also authorizes a class of 1,000,000 shares of preference stock having a par value of $1 per share. The Board of Directors is authorized to issue shares of the Company's Common Stock and preference stock from time to time, without common shareholder approval. To date, no shares of preference stock have been issued.

DIVIDEND RIGHTS

  The Company is a holding company and a legal entity distinct from its subsidiaries. The right of the Company and its shareholders to participate in any distribution of the assets or earnings of any subsidiary (including The Southern Connecticut Gas Company ("Southern")) is subject to the prior claims of creditors and preferred shareholders of such subsidiary, except to the extent that claims of the Company in its capacity as a creditor of any subsidiary may be recognized.

  Subject to the preferential rights of the Company's preference stock, if any should be issued, dividends may be declared on the Common Stock out of the funds legally available therefor. The major source of funds for payment of the Company's dividends is dividends received on the shares of Southern's Common Stock, all of which is owned by the Company. Southern's indenture relating to long-term debt contains restrictions as to the declaration or payment of cash dividends on, or the reacquisition of, capital stock. Under the most restrictive of such provisions, $28,022,991 of Southern's retained earnings at December 31, 1996 were available for such purposes. The Company's receipt of dividends from Southern is subject to action by Southern's Board of Directors. In addition, Southern's Certificate of Incorporation authorizes the issuance of preference stock, but none has been issued.

VOTING RIGHTS

  Each holder of the Common Stock is entitled to one vote for each share held of record on the books of the Company. Shareholders do not have cumulative voting rights with respect to the election of directors.

LIQUIDATION AND PREEMPTIVE RIGHTS

  After satisfaction of the preferential liquidation rights of the Company's preference stock, if any should be issued, the holders of the Common Stock are entitled to share ratably in the distribution of all remaining assets.

  The holders of the Common Stock have no preemptive rights.

PROVISIONS RELATING TO CHANGE IN CONTROL

  The Company's Certificate and By-Laws contain provisions which could have the effect of delaying, deferring or preventing a change in control of the Company. Some of these provisions operate only with respect to an extraordinary corporate transaction involving the Company, such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation. Provisions relating to the Company's Board of Directors (1) divide the Board of Directors into three classes of directors, as nearly equal in number as possible, serving for staggered three-year terms,
(2) provide that directors can only be removed for cause (as defined in the Company's Certificate) upon the affirmative vote of (i) the Board of Directors acting by not less than a majority of directorships or (ii) 80% of the combined voting power of the then outstanding shares of all classes and series of the Company's stock entitled to vote generally in the election of directors ("Voting Stock"), voting as a single class, (3) provide that vacancies on the Board of Directors may only be filled by the affirmative vote of the majority of the Board of Directors then in office, even though less than a quorum of the Board, (4) require that written notice be given to the Board of Directors of a shareholder's intention to nominate a director at least 90 days in advance of an annual meeting of shareholders or, in the case of a special shareholders' meeting, not later than the close of business on the seventh day following the date on which notice of such meeting was first given to shareholders, (5) require that a special shareholders' meeting shall only be called by the affirmative vote of a majority of the Board of Directors, or by the President or Chairman, unless otherwise required by law, (6) require that, unless otherwise voted by the Board of Directors, notice shall be given to shareholders at least 30 days in advance of any special shareholders' meeting,
(7) provide that shareholder action may only be taken at a meeting unless the unanimous written consent of shareholders is obtained, (8) confirm that the Board of Directors may consider, in exercising its judgment on any decision, the impact of its decisions upon employees, customers and communities served by Southern and Southern's ability to carry out its duties as a public service company, (9) provide that, when recommended by two-thirds of the Disinterested Directors (as defined in the Company's Certificate), the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of the Voting Stock, voting as a single class, and the additional vote of a majority of the Disinterested Shareholders (as defined in the Company's Certificate), voting as a single class, shall be required to amend, repeal or adopt provisions inconsistent with certain Articles of the Company's Certificate concerning the vote of shareholders needed to approve certain business transactions and to approve certain amendments to the Company's Certificate, and (10) provide that the By-Laws may be adopted, repealed or amended only upon the affirmative vote of (i) 80% of the combined voting power of the then outstanding shares of Voting Stock, voting as a single class, or (ii) the Board of Directors acting by not less than the majority of the entire Board.

  The Company's Certificate contains provisions designed to ensure that under certain circumstances all shareholders receive a minimum price in the event of a merger or certain other business combinations initiated by a holder of at least 10% of the Voting Stock of the Company ("Interested Shareholder"). Under these provisions, a business combination with an Interested Shareholder must be approved by the holders of 80% of the voting power of the then outstanding shares of Voting Stock, voting as a single class, and also by the holders of a majority of such voting power not held by the Interested Shareholder unless
(i) such business combination shall have been approved by a majority of the members of the Board who were directors before the purchaser became an Interested Shareholder ("Disinterested Directors") and the Interested Shareholder acquired his status as an Interested Shareholder in a manner substantially consistent with an agreement or understanding approved by the Board of Directors prior to the time such Interested Shareholder became an Interested Shareholder, (ii) in the case of some business combinations, approval is voted by a majority of Disinterested Directors, or (iii) certain minimum price and procedural requirements are met. Under some circumstances, when approval of the Disinterested Directors has been obtained, an amendment to the Company's Certificate would require the approval of only a majority of the voting power of the Voting Stock. In the case of a merger, consolidation or sale of all or substantially all of the Company's assets approved by the Disinterested Directors, the Connecticut Business Corporation Act (the "CBCA") requires the vote of the holders of two-thirds of the voting power of the Voting Stock. The CBCA includes provisions regulating the minimum price to be paid to shareholders in certain business combinations. Such provisions of the CBCA may supersede the provisions of the Company's Certificate relating to such business combinations. If the provisions of the CBCA apply, and subject to the exemptions contained therein, a business combination must first be approved by the Board of Directors and then be approved by the affirmative vote of at least (1) the holders of 80% of the voting power of the outstanding shares of the Voting Stock of the Company and (2) the holders of two-thirds of the voting power of the outstanding shares of the Voting Stock of the Company other than Voting Stock held by the interested shareholder who is, or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder. The above vote required by the CBCA does not apply, among other things, to a business combination (1) in which the minimum price conditions of the CBCA and certain procedural requirements have been satisfied, or (2) with an interested shareholder which has been approved by a resolution of the Board of Directors prior to the time that the interested shareholder became an interested shareholder. The CBCA defines an interested shareholder as the beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock of the Company.

  In addition, the CBCA states that no resident domestic corporation shall engage in any business combination with an interested shareholder of such resident domestic corporation for a period of five years following such interested shareholder's stock acquisition date unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date is approved by the Board of Directors of such resident domestic corporation and by a majority of the nonemployee directors, of which there shall be at least two, prior to such interested shareholder's stock acquisition date. For the purposes of that provision of the CBCA, "interested shareholder" means any person, other than such resident domestic corporation or any subsidiary of such resident domestic corporation, that (A) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of such resident domestic corporation, or (B) is an affiliate or associate of such resident domestic corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of such resident domestic corporation.

SPECIAL REDEMPTION OF BONDS RELATING TO CHANGE IN CONTROL

  Bond purchase agreements with holders of first mortgage bonds issued by Southern in the aggregate principal amount of $114,982,000 contain provisions that require Southern, if requested by such bondholders, to redeem all of such bonds in the event of a change in control of Southern. Such special redemption shall be made not less than 15 days nor more than 45 days after receiving a request from the bondholder for redemption of its bonds.
Such request must be made not later than 45 days after the change in control has taken place. A change in control occurs when any person or group of related persons (other than the Company) (i) has beneficial ownership of a majority in interest of Southern's outstanding voting stock or (ii) acquires all or substantially all of Southern's assets. Neither of such events shall be deemed to be a change in control if Southern shall have merged or sold all or substantially all of its assets in compliance with and as permitted by Southern's current bond indenture and, after either of such events, no person or group of related persons shall have beneficial ownership of a majority in interest of the outstanding voting stock of the successor corporation.

  If a special redemption occurs, the special redemption price shall equal the sum of the respective Payment Values of each prospective Interest Payment and Principal Payment, as such terms are defined in the bond purchase agreements. The existence of the special redemption provisions may act as a deterrent to a person desiring to take control of the Company as it could require the refinancing of a substantial portion of Southern's long-term debt.

GENERAL

  The Company's Common Stock is listed, and the Common Stock offered hereby will be listed, on the NYSE under the symbol "CNE."

  Boston EquiServe is the registrar and transfer agent for the Company's Common Stock.

  The Company's Certificate contains a provision pursuant to which the personal liability of a director of the Company to the Company or its shareholders for monetary damages for breach of duty as a director shall be limited to the compensation received by the director for serving the Company as a director during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subsection (3) of Section 33-374d of the Connecticut Stock Corporation Act ("CSCA"), to receive an improper personal gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company, (d) constitute a sustained or unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company, or (e) create liability under Section 33-321 of the CSCA. The CSCA remains applicable for some purposes even though it has been replaced by the CBCA. The provision does not preclude or limit a director's liability for acts or omissions occurring prior to the effective date of the provision.


                                 SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CONNECTICUT ENERGY CORPORATION
                                                     (Registrant)


Date:         July 10, 1997            By:        /s/Carol A. Forest
      ----------------------------         -----------------------------------
                                                     Carol A. Forest
                                            Vice President, Finance, Treasurer
                                                and Chief Financial Officer